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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


   Date of Report (Date of earliest event reported)          August 22, 2001
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                             AIRTRAN HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)



           Nevada                      0-26914                    58-2189551
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


9955 AirTran Boulevard, Orlando, Florida                                32827
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code         (407) 251-5600
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                                      N/A
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         (Former name or former address, if changed since last report)
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Item 9 - Regulation FD Disclosure

     AirTran Holdings Inc (the "Company") is furnishing the following data regarding its fleet plans and capacity, traffic, unit costs, and earnings per share.

     Any statements regarding the Company's future revenues, load factors, yields, and earnings as well as statements about the Company's future financial and operational performance, future profitability and the impact of any of such factors on 2001 and beyond are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause future results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2000. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

Fleet Plan and Capacity

     Capacity (ASMs) for the third quarter is expected to rise 17% year over year as a result of new deliveries of Boeing 717 aircraft net of the retirement of 4 Boeing 737-200 aircraft which will leave the fleet by early September 2001.

     Capacity for the fourth quarter is expected to rise by 16% as a result of new Boeing 717 deliveries net of the retirement of 3 DC9-30 series aircraft during the quarter.

Traffic

     The Company expects that third quarter load factors will decline between 3 and 5 points and that yields will decline slightly as a result of continued economic weakness as well as increased price competition from other airlines.

Unit Costs

     The Company expects the change in non-fuel unit cost for the third quarter of 2001 to be flat on a year over year basis compared to previous guidance of a 3-5% year over year increase.

     The Company expects that the all in cost of fuel for the third and fourth quarters of 2001 to be in a range of $0.90 to $0.95 per gallon.
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Earnings

     As a result of the previously mentioned capacity, traffic and cost expectations, the Company now expects diluted earnings per share to be between $0.02 and $0.06 for the third quarter of 2001 before a previously announced non-cash charge of $4.3 million related to the conversion of the company's Series B Senior Convertible Notes held by Boeing Capital Loan Corporation.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AIRTRAN HOLDINGS, INC.


                                       By: /s/ Richard P. Magurno
                                           ----------------------
                                           Richard P. Magurno
                                           Senior Vice President and
                                           General Counsel


Dated: August 22, 2001